UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2010

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 North Valley Road, Paoli, Pennsylvania		19301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AMETEK, Inc. (the “Company”) was held on April 28, 2010. The following matters were voted on at the Annual Meeting and received the number of votes indicated:

1)	Election of Directors. The following nominees were elected to the Board of Directors for a term expiring in 2013:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Charles D. Klein	86,531,971	6,352,645	5,988,071
Steven W. Kohlhagen	86,896,760	5,987,856	5,988,071

Of the remaining six Board members, Sheldon S. Gordon, Frank S. Hermance and David P. Steinmann terms expire in 2011 and James R. Malone, Elizabeth R. Varet and Dennis K. Williams terms expire in 2012.

2)	Appointment of Independent Registered Public Accounting Firm. The Stockholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year 2010. The result of the vote was as follows:

Votes For	Votes Against	Abstain
97,334,053	1,335,736	202,898

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

May 3, 2010	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President and Comptroller